Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of ViryaNet Ltd. and its subsidiaries (the “Company”):

1)	Registration Statement on Form S-8 (File Number 333-65904), pertaining to the 1996, 1997, 1998 and 1999 Stock Option and Incentive Plans of the Company.

2)	Registration Statement on Forms F-3/A (File Number 333-114504) of the Company,

3)	Registration Statement on Form F-3/A (File Number 333-130632) of the Company and,

4)	Registration Statement on Form S-8 (File Number 333-146265), pertaining to the 2005 Israeli Share Option And Restricted Share Plan and 2005 International Share Option And Restricted Share Plan of the Company:

of our report dated September 23, 2008, with respect to the consolidated financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2009.

Haifa, Israel	/s/ KOST, FORER GABBAY and KASIERER
July 15, 2010	A Member of Ernst & Young Global